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                                                                   EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related joint proxy statement/prospectus of Hollywood Park, Inc. for the registration of 6,105,000 shares of its common stock and to the incorporation by reference therein of our report dated March 3, 1995 with respect to the financial statements of Pacific Casino Management, Inc. included in its Form 8-K/A for the year ended December 31, 1994 filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP
                                                    ERNST & YOUNG LLP

Woodland Hills, California
September 13, 1996